CONFORMED COPY

STRICTLY CONFIDENTIAL

The Directors
Telewest Communications Group Limited
Unit 1
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW

                                                               WITHOUT PREJUDICE

                                                                   24 April 1998



Gentlemen

I am employed by the Company under a Service Agreement dated 7 August 1997 (the AGREEMENT).

1. Subject to the conditions set out below, I hereby give notice to terminate the Agreement on 15 June 1998.

2.1 The Company will pay me my salary and pension contributions for the month of April 1998 in the normal course (my salary being paid at the rate of (pound)350,000 per annum).

2.2 On or before 22 June 1998 the Company will pay me my salary for the period to 15 June, any outstanding pension contributions due to 30 April and any holiday pay outstanding as at 30 April and any other amounts owed to me as at that date (including any expenses).

2.3 In addition, on 22 June 1998 or, if later, within 5 days of my complying with paragraph 5 below, the Company will pay me, subject to deduction of income tax and any other legally required deduction, the sum of (pound)494,375 (made up as set out in Schedule 1), in lieu of notice and in full settlement of all my rights, and any outstanding claims, under the Agreement, but without prejudice to my rights under this Agreement.

3. The Company will continue to allow me to use my present company car and retain my fuel card on the terms specified in clause 8 of the Agreement until 30 April 1999. I will then return that car to the Company's head office.

4. Notwithstanding that I shall not be an employee of any Telewest Group Company the Company will also continue to provide private medical, permanent health and life insurance on the terms specified in clause 7 of the Agreement until 30 April 1999, provided that no adverse change shall be made to the level of any such cover unless it is equivalent to any such change introduced for executive directors generally. The Company shall similarly continue the Directors and Officers Insurance Cover presently available until 30 April 2004 and shall indemnify me against all liabilities, costs and expenses in connection with the claims brought against, inter alia, the Company and me by Mr Alan Robinson.

5. I undertake to sign a letter of resignation as a director in the form of
Schedule 2 and to return to the Company all Telewest Group property, including (other than my company car and fuel card), any company-sponsored credit/charge cards, computer equipment, fax machine, board papers, documents, correspondence and relevant copies thereof within 5 days of acceptance of this letter by the Company.

6. The Company will procure that I will be permitted to exercise (subject to the rules of each relevant scheme and to any applicable performance criteria) my share options listed in Schedule 3 at any time between the first and last exercise dates noted against each option. I accept that the option granted to me under the Telewest 1995 Sharesave Scheme has lapsed (without prejudice to my right to continue making contributions and to a refund of contributions).

7. It is agreed that the 475,183 shares awarded to me under the Telewest 1995 Restricted Share Scheme have vested and that the award may be exercised by me, subject to and in accordance with the Scheme rules, as varied by the Agreement.

8. I acknowledge that all my rights in respect of an award under the Telewest Equity Participation Plan have lapsed. It is agreed that I will receive the sum of (pound)7,205 as compensation for the matching award of 7,790 shares (at 92.5p) which might have been made to me under the Plan. This payment will be made at the same time and on the same terms (in particular as to any legally required deduction of tax), as the payment due under paragraph 2 above.

9. It is agreed that I should have received two awards of shares under the Telewest Long Term Incentive Plan as set out in Schedule 3. In order to compensate me on terms which are as close as possible to those I would have enjoyed had the awards been made, the provisions of Schedule 4 shall apply.

10. I accept that all the terms of the Agreement expressed to be operative after termination (in particular, clauses 12 and 14) will remain in full force and effect. The Company will consider favourably any request I might make for waiver of any of the restrictions in clause 14 of the Agreement.

11. The Company will pay up to (pound)10,000 (plus VAT) direct to my legal advisers by way of contribution to the legal fees (including disbursements) which I have incurred in connection with the termination of my employment. The Company will also arrange for me to receive outplacement counselling and assistance up to a value of (pound)12,500 (plus VAT).

12. Save as required by law or to give effect to the terms of this letter or as required by the listing rules of the London Stock Exchange or by a regulatory authority neither I nor the Company (contracting for itself and on behalf of each Telewest Group Company) will, without the written consent of the other:

o disclose the terms of this agreement to anyone (other than to my professional advisers who require the information for necessary professional purposes);

o directly or indirectly make any statement about matters concerning my directorship of the Company and all my other Telewest Group directorships or my employment with the Company (other than in the form of the attached public announcements); or

o make any derogatory or disparaging comment about me, the Company any Telewest Group company, any corporate shareholder of Telewest Communications plc as at the date of this Agreement, or any of its or their respective directors or employees.

Providing that the Company may respond to proper enquiries by, or on behalf of, shareholders, in a manner consistent with the attached public announcements.

13. In this letter Telewest Group shall mean any of:

o        Telewest Communications plc; and

o        any subsidiary of Telewest Communications plc from time to time.

Yours sincerely





STEPHEN DAVIDSON



I agree to the terms set out above.


GARY AMES                                   24 APRIL 1998
 ..............................              .........................
for and on behalf of Telewest               Date
Communications Group Limited

                                   SCHEDULE 1

                          SUM PAYABLE IN LIEU OF NOTICE


                                                               (pound)

Salary                                                         350,000
Pension Contributions                                           35,000
Bonus ((pound)350,000 x 25% x 125%)                            109,375
                                                               -------
Total                                                          494,375
                                                               =======

                                  SCHEDULE 2

The Directors of Telewest Communications plc



                                                                 24  April 1998

Gentlemen

I hereby resign with immediate effect as a Director of Telewest Communications plc (the COMPANY) and as a Director of the companies listed in the Schedule hereto and of any other direct or indirect subsidiary of the Company of which I am currently a director (the COMPANIES).

I confirm that, save for my rights under the letter dated 24 April 1998 from me to the Company, I have no claim outstanding against the Company, or any of its corporate shareholders as at 24 April 1998, or any of the Companies and/or any of its or their respective directors, officers or employees in respect of any cause, matter or thing whatsoever, but to the extent that any such claim exists or may exist, I hereby irrevocably waive such claim and release the Company, its corporate shareholders as at 24 April 1998, and the Companies from any liability whatsoever in respect thereof.

                                    SCHEDULE

                                    ATTACHED



SIGNED as a DEED and delivered                        )
by _____ _____ in the presence of:                    )

Witness:
Signature:
Name:
Address:

                                  SCHEDULE 3

                        THE TELEWEST SHARE OPTION SCHEMES

--------------------- ------------------ ------------------ ---------------------- ---------- -----------
SCHEME                DATE OF AWARD      FIRST EXERCISE     LAST EXERCISE DATE     NO. OF     EXERCISE
                                         DATE                                       SHARES      PRICE
--------------------- ------------------ ------------------ ---------------------- ---------- -----------
Executive Options     11 March 1996      11 March 1999      11 September 1999       21,277      141.0p
(No.1)
--------------------- ------------------ ------------------ ---------------------- ---------- -----------
Executive Options     11 March 1996      11 March 1999      11 September 1999       86,302      141.0p
(No.2)
--------------------- ------------------ ------------------ ---------------------- ---------- -----------
Executive Options     16 June 1995       16 June 1998       30 April 1999           166,880     171.5p
(No.2)
--------------------- ------------------ ----------------------------------------- ---------- -----------
Sharesave 4           1 February 1998            These options will lapse           16,810      58.0p
--------------------- ------------------ ----------------------------------------- ---------- -----------




                      THE TELEWEST LONG TERM INCENTIVE PLAN

--------------------- ----------------------- ----------------------------------
DATE OF AWARD         NUMBER OF SHARES            PROPORTION OF RELEVANT SHARES
--------------------- ----------------------- ----------------------------------

November 1997         410,036                                  15/36ths
--------------------- ----------------------- ----------------------------------

March 1998            364,129                                  3/36ths
--------------------- ----------------------- ----------------------------------

                                  SCHEDULE 4


DEFINITIONS

ALLOCATION means a promise to transfer shares in the Company in accordance with the rules of the Plan;

PAYMENTS means the cash payments or Shares representing a value equal to such cash payments, set out in paragraphs 1 and 2 below or either of them;

COMPANY means Telewest Communications plc (for the purposes of this Schedule).

PERFORMANCE PERIOD means:

(a) in respect of the Payment payable under paragraph 1 below, 1 January 1997 to 31 December 1999;

(b) in respect of the Payment payable under paragraph 2 below, 1 January 1998 to 31 December 2000;

NOTICE OF EXERCISE means a notice substantially in the form set out in Appendix 2 to this Schedule.

PARTICIPANT means a person who has been given an Allocation under the Plan;

PLAN means the Telewest Long Term Incentive Plan;

REMUNERATION COMMITTEE means the Remuneration Committee of the Company.

SHARES means Shares in the Company

1. Within 10 working days of the service of a Notice of Exercise by the Executive (which may not be served before 31 December 1999 or after 31 January
2000) the Company shall pay the Executive a cash sum or, at the election of the Remuneration Committee, transfer Shares equal in value to such cash sum, subject to paragraphs 3 to 8 below, calculated in accordance with the following formula:

                  15
         A x B x ----  = C
                  36
         Where:

         A is 410,036;

         B is the Company's middle market share price (per Share) either:

         o at the close of business on the date immediately preceding the date on which a Notice of Exercise is served or, where appropriate, an event within paragraph 4 below occurs; or

         o at the close of business on the tenth working day preceding the date of payment to the personal representatives under paragraph 7 below.

                                      15
         C is the product of A x B x ---- in cash or Shares, the
                                      36

         value of which at the close of business on the date of valuation referred to in this paragraph is equal to such cash sum. In the event that the cash sum cannot be represented by a whole number of Shares, the number of Shares shall be rounded up to the next whole number.

2. Within 10 working days of the service of a Notice of Exercise by the Executive (which may not be served before 31 December 2000 or after 31 January
2001) the Company shall pay the Executive a cash sum or, at the election of the Remuneration Committee, transfer Shares equal in value to such cash sum, subject to paragraphs 3 to 8 below, calculated in accordance with the following formula:

                  3
         D x E x ---- = F
                  36

         Where:

         D is 364,129;

         E is the Company's middle market share price (per Share) either:

         o at the close of business immediately preceding the date on which a Notice of Exercise is served, or where appropriate, the occurrence of an event within paragraph 4 below occurs;

         o at the close of business on the tenth working day preceding the date of payment to the personal representatives under paragraph 7 below.

                                      3
         F is the product of D x E x ---- in cash or Shares, the
                                      36

         value of which at the close of business on the date of valuation referred to in this paragraph is equal to such cash sum. In the event that the cash sum cannot be represented by a whole number of Shares, the number of Shares shall be rounded up to the next whole number.

3. Except where paragraph 4 below applies, such percentage of the Payments set out in paragraphs 1 and 2 above shall be paid as the conditions in Appendix 1 to this Schedule provide (RELEVANT PAYMENTS).

4. If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company or having obtained such control makes such an offer, or if any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company the Payments shall be made in full to the Executive within 10 working days thereof (subject always to paragraph 8 below).

5. For the purposes of paragraph 4 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

6. In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may adjust the Payments as it considers appropriate but in a manner consistent with any adjustment made to the entitlements of at least a majority of the Participants in the Plan. As soon as reasonably practicable after making any such adjustment the Company shall give notice in writing to the Executive at his last known address.

7. If the Executive dies after the end of the relevant Performance Period but before either or both of the Payments are paid, the outstanding Relevant Payments shall be paid to the Executive's personal representatives as soon as practicable following the death of the Executive. If the Executive dies before the end of either of the Performance Periods, the Relevant Payments shall not be made before the end of the respective Performance Periods.

8.1 Where the Payment is a cash sum, the Company shall withhold or make necessary deductions from the Payment in respect of any tax or social security contribution it is required to deduct from any such payment:

8.2 Where the Payment is a transfer of Shares and the Company is obliged to account for any tax and/or any social security contributions recoverable from the Executive (together, the TAX Liability) for which the Executive is liable by virtue of being entitled to the transfer of Shares, the Company shall not be obliged to transfer the Shares, unless either it has received on or prior to the transfer of the Shares payment from the Executive of an amount not less than the Tax Liability, or the Executive has entered into arrangements reasonably acceptable to the Company to secure that such a payment is made.

9. In the event of any dispute or disagreement as to the interpretation of this Schedule, or as to any question or right arising from or related to this Schedule, the decision of the Remuneration Committee shall be final and binding provided that it is accepted that any entitlement pursuant to this Schedule shall be generally no less favourable (other than in relation to the proportion of Relevant Shares applicable) than that of the majority of the Participants in the Plan.

10. Any alterations made pursuant to Rule 7 of the Plan shall also be made to the terms of this Schedule, where relevant.

                                  APPENDIX 1

                            THE SCHEDULE TO THE PLAN

PART A

1.       For the purposes of this Appendix:

(a)      TSR means total shareholder return, calculated by Datastream after:

             (i) reinvesting dividends (plus associated tax credits) on a company's shares on the day on which the shares went ex-dividend on the London Stock Exchange;

            (ii) making such adjustments to take account of any increase or variation of the share capital of a company as the Remuneration Committee considers relevant; and

           (iii) averaging the index of closing share prices and reinvested dividends for the period of three months preceding the Performance Period and averaging the index of closing share prices and reinvested dividends for the final three months of the Performance Period.

(b) THE FT-SE 100 INDEX means the Financial Times - Stock Exchange index of the market values of 100 leading UK equities;

(c) THE COMPARATOR COMPANIES means the group of companies set out in Part B of this Appendix (or such other such group of companies as the Board may decide from time to time before a Payment is made, taking into account any factors considered by the Board to be relevant);

(d) THE RELEVANT FT-SE 100 COMPANIES means the companies which were the constituent companies for the purposes of the FT-SE 100 Index at the commencement of the Performance Period in question and, if it was not such a company, the Company;

(e) THE RELEVANT COMPARATOR COMPANIES means the Company and the Comparator Companies which were listed on the London Stock Exchange at the commencement of the Performance Period in question;

(f) any reference to the Company's position is a reference to what would be its position in a table of the Relevant FT-SE 100 Companies or a table of the Relevant Comparator Companies arranged in descending order according to the TSR of each of them for the Performance Period;

(g) in the event that one of the Relevant FT-SE 100 Companies or one of the Relevant Comparator Companies is taken over, the TSR of that company shall be calculated up to the date of change of control (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) of that company on the basis that:

             (i) if the takeover is on terms that an offer wholly or partly in cash is made to shareholders, that cash is assumed to have been reinvested in the FT-SE 100 Index for the balance of the Performance Period;

            (ii) if the takeover is on terms that it is compulsory for part or all of the offer to be satisfied in the form of shares, those shares are assumed to be held until the end of the Performance Period.

(h) in the event of a demerger of one of the Relevant FT-SE 100 Companies or one of the Relevant Comparator Companies into two or more companies quoted on a recognised stock exchange (within the meaning of that term as set out in section 841 of the Income and Corporation Taxes Act
         1988), the TSR of the relevant company will be calculated by aggregating the total shareholder return of the demerged company or companies and the company from which it or they demerged for the part of the Performance Period following the demerger become effective.

2. If one of the events specified in paragraph 4 of Schedule 4 of this Agreement occurs, for the purposes of the calculation of TSR the middle-market quotation of the Relevant FT-SE 100 Companies or the Relevant Comparator Companies on such date shall be taken as the final share price of such companies (and the final share price shall not be averaged) and the final share price of the Company shall be taken as the most valuable option offered to shareholders in the Company as at the date of such event.

3. The percentage of the Payment, when TSR is measured against the Relevant FT-SE 100 Companies, is as follows:

(a)    50% of the Payment if the Company is in the 25th (or a higher) position;

(b)    12 1/2% of the Payment if the Company is in the 50th position;

(c)    0% of the Payment if the Company is in the 51st (or a lower) position;

and pro rata for positions between those specified at (a) and (b) above.

4. The percentage of the Payment, when TSR is measured against the Relevant Comparator Companies, is as follows:

(a)      50% of the Payment if the Company has an upper quartile position;

(b) 12 1/2% of the Payment if the Company is at the median position (or if there is no median position, the position immediately above the median position);

(c)      0% of the Payment if the Company is below the median position;

and pro rata for positions between those specified at (a) and (b) above.

5. The Remuneration Committee may make such adjustments to the method of calculating TSR or any other feature of this Appendix as it considers appropriate to ensure that the condition in this Appendix achieves its original purpose.

PART B

LIST OF COMPARATOR COMPANIES

British Telecommunications plc
Vodafone Group plc
Orange plc
General Cable plc
British Sky Broadcasting Group plc
Flextech plc
Eurotunnel plc
Comcast Corp
Nynex Corporation
International CabelTel Corp
Carlton Communications plc
Yorkshire Tyne Tees Television Holdings plc
HTV Group plc
Scottish Television plc

                                   APPENDIX 2

                               NOTICE OF EXERCISE

                                                    Mr Stephen Davidson
                                                    Whiteleaf House
                                                    Whiteleaf
                                                    Princes Risborough
                                                    Bucks HP17 0LL

The Directors
Telewest Communications plc
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW
                                                                    [Date]

Dear Sirs

AGREEMENT DATED 24 APRIL 1998 (THE AGREEMENT)

Pursuant to paragraph [1] [2] and subject to any deduction pursuant to paragraph 8 of the Schedule to the Agreement I hereby serve a Notice of Exercise with the effect that you shall make the Relevant Payments to me by cheque or by delivery of Shares, such cheque or Shares to be received by me not later than 10 working days of the date of this notice.

Yours faithfully



STEPHEN DAVIDSON






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
                        PUBLIC AND INTERNAL ANNOUNCEMENT
                              FOLLOWING RESIGNATION


                              ATTACH ANNOUNCEMENTS.







                                       15